UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2011

AXION INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, New Jersey (Address of principal executive offices)	07974 (Zip Code)

Registrant’s telephone number, including area code: (908) 542-0888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE.

Axion International Holdings, Inc. (the “Company”) will announce today at its Investor Presentation at the MDB Capital Bright Lights Conference that the Company has increased its sales pipeline as a result of new strategic growth initiatives and that it has proposals in the quotation development phase of $31 Million, in the review and negotiation phase of $12.8 Million and as previously disclosed, contracts for $18.5 Million, all over an upcoming three (3) year period as of May 9, 2011.

Steve Silverman, the Company’s President and CEO, also will provide information that Axion will consider deploying joint ventures to leverages technology across multiple segments and geography, increase its speed to market, accelerate earnings potential and allow for corporate structure versatility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axion International Holdings, Inc.

Dated: May 11, 2011	By:	/s/ Steven Silverman
Name: Steven Silverman
Chief Executive Officer